UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2023, the Board of Directors of United Airlines Holdings, Inc. (the “Company”) appointed Michael D. Leskinen to the position of Executive Vice President and Chief Financial Officer of the Company, effective September 21, 2023 (the “Effective Date”). In connection with this appointment and consistent with the Company’s previously disclosed transition plan, Gerald Laderman, the Company’s prior Executive Vice President and Chief Financial Officer, was appointed to the role of Executive Vice President, Finance, effective as of the Effective Date.

Mr. Leskinen, age 44, has served as Vice President, Investor Relations and Corporate Development of United Airlines, Inc. (“United”) since April 2019. Since 2021, Mr. Leskinen has also served as President of United Airlines Ventures, Ltd., the subsidiary entity that leads United’s corporate venture capital efforts related to sustainable aviation. Mr. Leskinen joined United in January 2018 as managing director of investor relations. He holds a bachelor’s degree in finance from Arizona State University and a Master of Business Administration from the University of Pennsylvania.

There are no arrangements or understandings between Mr. Leskinen and any other person pursuant to which he was appointed as an officer of the Company. Mr. Leskinen does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Leskinen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the terms of Mr. Leskinen’s compensation for the role of Executive Vice President and Chief Financial Officer, including an annual base salary of $700,000, a short-term target incentive compensation opportunity equal to 120% of his base salary, and a 2024 long-term incentive compensation opportunity equal to 350% of his base salary. Mr. Leskinen’s base salary will be effective as of the Effective Date, and Mr. Leskinen’s 2023 short-term target incentive opportunity will be pro-rated based on his base salary and target opportunity in effect prior to the Effective Date and his new base salary and target opportunity following the Effective Date. The Compensation Committee also approved one-time promotional equity awards with a total target value of $1.6 million, sized based on the closing price of the Company’s common stock on the September 25, 2023 grant date, with 50% granted as performance-based restricted stock units (“RSUs”) for the performance period ending December 31, 2025 and 50% granted as time-vested RSUs vesting in one-third increments on February 28, 2024, 2025 and 2026. Mr. Leskinen will also be eligible to participate in the Company’s benefit plans and programs applicable to similarly-situated executive officers of the Company, including the United Airlines Holdings, Inc. Executive Severance Plan as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2023.

Item 7.01. Regulation FD Disclosure.

On September 22, 2023, the Company issued a press release announcing Mr. Leskinen’s appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release issued by United Airlines Holdings, Inc. dated September 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President, Chief Legal Officer and General Counsel

Date: September 22, 2023